UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________
FORM 8-K
__________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 20, 2013
___________________
Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
___________________
DELAWARE
(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

5100 E Skelly Dr., Suite 700, Tulsa, OK	74135
(Address of Principal Executive Offices)	(Zip Code)
918-838-8822
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On December 20, 2013, Matrix Service Company (the “Company”), and its wholly-owned subsidiaries, Matrix North American Construction, Inc. (“US Buyer”), and Matrix Canadian Holdings, Inc. (“Canadian Buyer” and, together with US Buyer, the “Buyers”), completed the previously announced transaction contemplated by the Sale and Purchase Agreement ("the Purchase Agreement"), dated December 8, 2013, by and among the Company, the Buyers, Kvaerner AS, Kvaerner North American Construction Inc. ("KNAC Inc." and, together with Kvaerner AS, the "Sellers"), and Kvaerner ASA (the "Sellers' Guarantor") to acquire the Sellers' business of union construction, fabrication and maintenance services to the iron and steel, power, and industrial sectors in the US and Canada, respectively (the "Acquisition"). The total purchase price for the Acquisition was $80.3 million, net of cash acquired and certain adjustments.
Pursuant to the terms of the Purchase Agreement, US Buyer acquired substantially all of the assets of KNAC Inc. and Canadian Buyer acquired all of the issued and outstanding shares of Kvaerner North American Construction Ltd. from Kvaerner AS. Certain assets and liabilities, primarily all assets and liabilities related to a KNAC Inc. contract with Longview Power LLC, including any financial effects of the arbitration related thereto, were retained by KNAC Inc. and was not part of the Acquisition.
The summary of the Purchase Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, the Sellers, the Sellers’ Guarantor or any of their subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Buyers, the Sellers, the Sellers’ Guarantor or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other filings that the Company makes with the Securities and Exchange Commission.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
In connection with the Acquisition, on December 20, 2013, the Company borrowed $15.0 million under its existing senior revolving credit facility to pay a portion of the purchase price.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
Financial statements will be filed by amendment to this Current Report on Form 8-K pursuant to Item 9.01(a)(4) no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro forma financial information.
Pro forma financial information will be filed by amendment to this Current Report on Form 8-K pursuant to Item 9.01(b)(2) no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description
2.1 +	Purchase Agreement.
99	Press Release dated December 20, 2013, announcing the closing of the Acquisition.

+     Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The
Company will furnish supplementally copies of any omitted schedules or exhibits to the Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: December 27, 2013	By:	/s/ Kevin S. Cavanah

Kevin S. Cavanah
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1 +	Purchase Agreement.
99	Press Release dated December 20, 2013, announcing the closing of the Acquisition.

+     Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The
Company will furnish supplementary copies of any omitted schedules or exhibits to the Commission upon request.

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